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                                                                    Exhibit 3.35

                                                                          PAGE 1

                                    DELAWARE
                             -----------------------
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FCR FLORIDA, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE NINTH DAY OF AUGUST, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF MAY, A.D. 2001, AT 4:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                       /s/ Harriet Smith Windsor
[SEAL]                                ------------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2425428 8100H                             AUTHENTICATION: 1782790

020316477                                           DATE: 05-17-02

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    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION 0F CORPORATIONS
FILED 09:00 AM O8/09/1994
   944148215 - 2425428


                          CERTIFICATE OF INCORPORATION

                                       OF

                                FCR FLORIDA, INC.

                         (a Delaware stock corporation)

FIRST:         The name of the corporation shall be FCR Florida, Inc. (the
               "Corporation")

SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power, and shall not be held to limit or restrict in any manner the purposes and powers of the Corporation; provided, that the Corporation shall not conduct any business, promote any purposes, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

FOURTH: The authorized capital stock of the Corporation shall be as follows: One Thousand (1,000) shares designated as common stock and having a par value of One Cent ($.01) per share ("Common Stock").

               The holders of the Common Stock shall have the following rights and privileges:

                    a. VOTING RIGHTS. Each holder of record of Common Stock
               shall be entitled to one (1) vote for each share of stock held.

                    b. VOTING REQUIREMENTS. Stockholder action on any matter
               whatsoever shall require the affirmative vote of at least a majority of the shares of the Common Stock of the Corporation issued and outstanding at the time of such vote, and for those matters for which the vote of a greater proportion of such shares may be specified by statute, the affirmative vote of the proportion of such shares so shall be required.

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                                       -2-

FIFTH: In addition to the foregoing Article FOURTH, the Board of Directors may issue one (1) or more classes of Preferred Stock, any or all of which classes may be of stock with or without par value and which classes may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be adopted by resolution of the Board of Directors.

SIXTH: The number of authorized shares of any separate class or classes of Preferred Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of all classes of stock of the Corporation entitled to vote, voting as a group, and not as individual classes.

SEVENTH:       The name and mailing address of the incorporator is as follows:

                   NAME                       MAILING ADDRESS
                   Jay D. Crutcher, Esq.      Updike, Kelly & Spellacy, P.C.
                                              One State Street
                                              Suite 2400
                                              Hartford, CT 06123-1277

EIGHTH:        The Corporation is to have perpetual existence.

NINTH: For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot. The following persons are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualify.

               NAME                       MAILING ADDRESS
               Paul A. Garrett            418 Meadow Street
                                          Fairfield, Connecticut 06430-5321

TENTH: To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

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                                       -3-

ELEVENTH:      The Directors of the Corporation have the power to adopt, amend, or repeal the Bylaws.

     IN WITNESS WHEREOF, the undersigned being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed, that the facts herein stated are true and accordingly have hereunto set my hand this 8th day of August, 1994.


                                                /s/ Jay D. Crutcher
                                                --------------------------------
                                                Jay D. Crutcher, Esq.
                                                Incorporator

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                                FCR FLORIDA, INC.
                                    * * * * *

FCR Florida, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of FCR Florida, Inc. adopted the following resolution on the 2nd day of April, 2001.

Resolved, that the registered office of FCR Florida, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, FCR Florida, Inc. has caused this statement to be signed by Jerry S. Cifor, its Treasurer, this 7 day of May, 2001.


                                              /s/ Jerry S. Cifor
                                            ----------------------------
                                            Jerry S. Cifor, Treasurer


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/09/2001
                                                          010224734 - 2425428